UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2015

ROADSHIPS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2015, the Registrant entered into an agreement with Click Evidence Inc., Jon N. Leonard, Matthew W. Staker and California Molecular Electronics Corp. (the “Amending Agreement”), amending the Share Exchange Agreement dated April 22, 2015, among Roadships Holdings Inc., Click Evidence Inc. and certain shareholders of Click Evidence Inc. (as amended and restated, the “Amended and Restated Share Exchange Agreement”).

The Amending Agreement was entered into in order to permit the Registrant to complete a proposed acquisition of all the issued and outstanding shares of WITS Holdings Pty Ltd. (A.C.N. 050 322284), an Australia corporation, in exchange for 2,400,000 restricted shares of the Registrant’s common stock and A$12,000,000 on terms consistent with the non-binding proposed terms contained in that certain Letter of Intent addressed to Brian Wadley and WITS Holdings Pty Ltd. and signed by Roadships on May 1, 2015 (the “Transaction”).

Under the terms of the Amending Agreement:

1.

a new Schedule 5.4 is added to the Amended and Restated Share Exchange Agreement that will set forth all outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating the Registrant to issue any additional shares of the Registrant’s common stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Registrant any shares of the Registrant’s common stock;

2.	the Registrant is now permitted under Section 6.4 of the Amended and Restated Share Exchange Agreement to enter into certain transactions, such as the Transaction, with the written consent of Click;

3.

under Section 7.1(i) of the Amended and Restated Share Exchange Agreement, the Registrant will now have no more than 3 billion shares issued and outstanding after giving effect to the share exchange with the shareholders of Click Evidence Inc.; and

4.

Section 11.2 of the Amended and Restated Share Exchange Agreement now provides that any Schedule thereto may be revised by the Registrant or Click Evidence Inc. solely by obtaining the written consent of the other.

Under the terms of the Amending Agreement, each of Click Evidence Inc., Jon N. Leonard, Matthew W. Staker and California Molecular Electronics Corp. (collectively, the “Consenting Parties”) give their consent under Sections 6.5 (“Conduct of Click and Roadships Business Prior to Closing”) and 6.8 (“Negative Covenants – Click Selling Shareholders”) of the Share Exchange Agreement, and waive compliance with Sections 5.2 (“Subsidiaries”), 5.4 (“Capitalization”) and 6.4 (“Exclusivity”) of the Amended and Restated Share Exchange Agreement solely to the extent necessary to permit Roadships to consummate the Transaction and all activities reasonably incidental thereto.

The description of the terms and conditions of the Amending Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the First Amendment to Share Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report.

The description of the terms and conditions of the Amended and Restated Share Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Amended and Restated Share Exchange Agreement, which is filed as Exhibit 10.2, to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Share Exchange Agreement dated May 5, 2015, between Roadships Holdings, Inc., Click Evidence Inc., Jon N. Leonard, Matthew W. Staker and California Molecular Electronics Corp.

10.2	Amended and Restated Share Exchange Agreement dated May 7, 2015, among Roadships Holdings Inc., Click Evidence Inc. and certain Shareholders of Click Evidence Inc.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADSHIPS HOLDINGS INC.

Date: May 7, 2015	By:	/s/ Micheal Nugent
Micheal Nugent
President & CEO